                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           SS & C Technologies, Inc.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)


              ------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                            SS&C TECHNOLOGIES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 11, 1999

  NOTICE IS HEREBY GIVEN that the Annual Meeting of the Stockholders of SS&C Technologies, Inc., a Delaware corporation (the "Company"), will be held on May 11, 1999 at 9:00 a.m. at The Hartford Club, 46 Prospect Street, Hartford, Connecticut (the "Meeting") for the purpose of considering and voting upon the following matters:

    1. To elect three Class III directors for the ensuing three years;

    2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 shares;

    3. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan, as amended, to increase the number of shares of Common Stock authorized for issuance thereunder from 200,000 to 400,000 shares;

    4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current fiscal year; and

    5. To transact such other business, if any, as may properly come before the Meeting or any adjournment thereof.

  The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

  The Board of Directors has fixed the close of business on April 1, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

  A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                          By Order of the Board of Directors,

                                          [SIGNATURE OF WILLIAM C. STONE
                                          APPEARS HERE]
                                          William C. Stone, Secretary

April 15, 1999

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                            SS&C TECHNOLOGIES, INC.
                               80 Lamberton Road
                          Windsor, Connecticut 06095

                                PROXY STATEMENT

                    For the Annual Meeting of Stockholders
                          To Be Held on May 11, 1999

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of SS&C Technologies, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on May 11, 1999 at 9:00 a.m. at The Hartford Club, 46 Prospect Street, Hartford, Connecticut and at any adjournments thereof (the "Meeting").

  All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the proxy and vote in person.

  On April 1, 1999, the record date for determination of stockholders entitled to vote at the Meeting, there were outstanding and entitled to vote an aggregate of 15,620,801 shares of Common Stock of the Company, $.01 par value per share (the "Common Stock"). Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting.

  The Notice of Meeting, this Proxy Statement, the enclosed proxy and the Company's Annual Report to Stockholders for the year ended December 31, 1998 are first being sent or given to stockholders on or about April 15, 1999. The Company will, upon written request of any stockholder, furnish without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission, without exhibits. Please address all such requests to the Company, 80 Lamberton Road, Windsor, Connecticut 06095, Attention: Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

Security Ownership of Certain Beneficial Owners and Management

  The following table sets forth certain information, as of January 31, 1999, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) the directors and nominees for director of the Company, (iii) the Chief Executive Officer and the four other most highly compensated executive officers who were serving as executive officers on December 31, 1998 (the "Named Executive Officers"), and (iv) all executive officers, directors and nominees for director of the Company as a group.

                                                Amount and Nature
                                            of Beneficial Ownership(1)
                                            -----------------------------
           Name and Address                  Number of       Percent of
          of Beneficial Owner                  Shares           Class
          -------------------               --------------- -------------
5% Stockholders
William C. Stone(2)........................       4,664,680          31.2%
 c/o SS&C Technologies, Inc.
 80 Lamberton Road
 Windsor, CT 06095
General Atlantic Partners, LLC(3)..........       2,645,140          17.9%
 c/o General Atlantic Service Corporation
 Three Pickwick Plaza
 Greenwich, CT 06830
Robert C. Shepro(4)........................         779,386           5.2%
 4481 Normandy Court
 Long Grove, IL 60047
General American Mutual Holding                     770,930           5.2%
 Company(5)................................
 700 Market Street
 St. Louis, MO 63101

Other Directors and Nominees
David L. Blankenship(6)....................         546,019           3.7%
David W. Clark, Jr.(7).....................          65,000             *
Joseph H. Fisher(8)........................          30,000             *
Stephen P. Reynolds........................               0             *
Jonathan M. Schofield......................          10,000             *
William W. Wyman(9)........................          29,598             *

Other Named Executive Officers
Marc W. Zimmerman(10)......................          46,215             *
Steven M. Helmbrecht(11)...................          50,812             *
Michael Morini(12).........................          75,660             *
David A. Varsano(13).......................          86,891             *
All executive officers, directors and
 nominees for director, as a group
 (12 Persons)(14)..........................       5,604,875          36.9%

--------
  * Less than 1%

 (1) The number of shares beneficially owned by each stockholder, director and executive officer is determined under rules promulgated by the Securities and Exchange Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days after January 31, 1999 through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with his or her spouse) with respect to all shares of capital stock listed as owned by such person or entity.

 (2) The information reported is based on a Schedule 13G/A, dated February 8, 1999, filed with the Securities and Exchange Commission by Mr. Stone.

 (3) Consists of 2,424,910 shares held by General Atlantic Partners 15, L.P. ("GAP 15") and 220,230 shares held by GAP Coinvestment Partners, L.P. ("GAP Coinvestment"). The general partner of GAP 15 is General Atlantic Partners, LLC, a Delaware limited liability company. The managing members of General Atlantic Partners, LLC are the general partners of GAP Coinvestment. Mr. Reynolds, a Class II director of the Company, is a special advisor to General Atlantic Partners, LLC. The information reported is based on a Schedule 13G, dated February 11, 1999, filed with the Securities and Exchange Commission by GAP 15 and GAP Coinvestment.

 (4) Includes 117,412 shares held by Mr. Shepro's spouse, an aggregate of 3,636 shares held by Mr. Shepro's minor children and 64,236 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999. The information reported is derived from information provided by the stockholder to the Company.

 (5) Consists of 139,705 shares of Common Stock held by Conning Insurance Capital Limited Partnership II; 389,090 shares of Common Stock held by Conning Insurance Capital Limited Partnership III; 157,545 shares of Common Stock held by Conning Insurance Capital International Partners II; and 84,590 shares of Common Stock held by Conning Insurance Capital International Partners III, L.P. Conning Insurance Capital Limited Partnership II, Conning Insurance Capital Limited Partnership III, Conning Insurance Capital International Partners II, and Conning Insurance Capital International Partners III, L.P. are collectively referred to as the "Conning Funds." Conning & Company is the direct or indirect general partner of each of the Conning Funds and, as such, has voting and dispositive control with respect to the securities held by each of the Conning Funds. Conning and Company is an indirect subsidiary of General American Mutual Holding Company, a Missouri corporation ("GAMHC"). GAMHC disclaims beneficial ownership of the shares of Common Stock held by the Conning Funds except to the extent of its proportionate pecuniary interests therein. The information reported is based on a
     Schedule 13G/A, dated February 12, 1999, filed with the Securities and Exchange Commission by GAMHC, the Conning Funds and other GAMHC affiliates.

 (6) Consists of 546,019 shares held by QSC Holding Inc., a wholly owned subsidiary of AEGON USA Realty Advisors, Inc. Mr. Blankenship, a current Class III director of the Company and a nominee for reelection at the Meeting, is a member of the Board of Directors of QSC Holding Inc. and Chairman of the Board and President of AEGON USA Realty Advisors, Inc. Mr. Blankenship disclaims beneficial ownership of the shares held by QSC Holding Inc.

 (7) Consists of 60,000 shares held by the Clark Limited Family Partnership, of which Mr. Clark is a general partner, and 5,000 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999. Mr. Clark disclaims beneficial ownership of such shares except to the extent of his proportionate pecuniary interests therein.

 (8) Includes 5,000 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999.

 (9) Includes 26,598 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999.

(10) Includes 44,104 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999.

(11) Includes 31,812 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999.

(12) Includes 71,250 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999.

(13) Includes 79,250 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999.

(14) Includes an aggregate of 413,014 shares subject to outstanding stock options which are exercisable within the 60-day period following January 31, 1999.

Votes Required

  The holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Meeting shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

  The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock outstanding on the Record Date is required to approve the amendment to the Company's Amended and Restated Certificate of Incorporation. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented by proxy at the Meeting and voting on the matter is required to approve the amendment to the Company's 1996 Employee Stock Purchase Plan, as amended, and ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

  Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on the election of directors, which requires the affirmative vote of a plurality of the votes cast or shares voting on a matter. However, because shares which abstain and shares represented by "broker non-votes" are nonetheless considered outstanding shares, abstentions and "broker non-votes" will have the same effect as a vote against the proposed amendment to the Company's Amended and Restated Certificate of Incorporation, which requires the affirmative vote of a majority of the votes represented by the outstanding shares. Finally, abstentions and "broker non-votes" will have no effect on the voting on the remaining matters to be voted on at the Meeting, each of which requires the affirmative vote of a majority of the votes cast or shares voting on the matter.

                       PROPOSAL 1--ELECTION OF DIRECTORS

Directors and Nominees for Director

  The Company has a classified Board of Directors currently consisting of two Class I directors, two Class II directors and three Class III directors. The Class I, Class II and Class III directors will serve until the annual meeting of stockholders to be held in 2000, 2001 and 1999, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring.

  The persons named in the enclosed proxy will vote to elect, as Class III directors, David L. Blankenship, David W. Clark, Jr. and William C. Stone, the three director nominees named below, unless the proxy is marked otherwise. Messrs. Blankenship, Clark and Stone are currently Class III directors of the Company.

  Each Class III director will be elected to hold office until the 2002 annual meeting of stockholders and until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve, if elected; however, if any nominee should be unable to serve, the person acting under the proxy may vote the proxy for a substitute nominee. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected.

  For each member of the Board of Directors, including those who are nominees for election as Class III directors, there follows information given by each concerning his principal occupation and business experience for at least the past five years, the names of other publicly held companies of which he serves as a director and his age and length of service as a director of the Company. There are no family relationships among any of the directors, nominees for director and executive officers of the Company.

 Nominees for Terms Expiring in 2002 (Class III Directors)

  David L. Blankenship, age 48, has served on the Board of Directors of the Company since April 1998. He has been employed by AEGON USA, Inc. since 1977 in various administrative and management positions related to real estate investment activities and is currently Chairman of the Board and President of AEGON USA Realty Advisors, Inc. and President of the USP Real Estate Investment Trust. See "Certain Transactions."

  David W. Clark, Jr., age 61, has served on the Board of Directors of the Company since November 1992. He is currently the Managing Director of Pryor & Clark Company, a corporation involved in private investments and venture capital, where he has served since 1991. Mr. Clark has previously served as President, Chief Operating Officer and Treasurer of Corcap, Inc., an elastomer and molded rubber manufacturer, President and Chief Executive Officer of CompuDyne Corporation, a defense services contractor, and President and Chief Operating Officer of Lydall, Inc., a diversified manufacturer of industrial products. He also serves as a member of the Boards of Directors of Acme United Corporation, Checkpoint Systems Inc. and CompuDyne Corporation.

  William C. Stone, age 43, founded the Company in 1986 and has served as Chairman of the Board of Directors and Chief Executive Officer since the Company's inception. He has also served as the Company's President from inception through April 1997 and since March 1999. Prior to founding the Company, he directed the financial services consulting practice of KPMG Peat Marwick LLP in Hartford, Connecticut and was Vice President of Administration and Special Investment services at Advest, Inc.

 Directors Whose Terms Expire in 2000 (Class I Directors)

  Jonathan M. Schofield, age 58, has served on the Board of Directors of the Company since April 1997. Mr. Schofield is the Chairman and Chief Executive Officer of Airbus Industrie of North America, Inc., a subsidiary of Airbus Industrie, a manufacturer of large civil aircraft. From 1989 to 1992, he served as President of United Technologies International, a wholly owned subsidiary of United Technologies Corporation, a diversified manufacturer of industrial products.

  William W. Wyman, age 61, has served on the Board of Directors of the Company since February 1996. From 1984 to 1995, he served as Managing Partner of Oliver, Wyman & Company, a consulting firm he founded which specializes in management consulting to financial institutions in North America and Europe. From 1965 to 1984, Mr. Wyman was employed at Booz, Allen & Hamilton, an international management consulting firm. He also serves as a member of the Boards of Directors of Marcam Solutions, Inc. and U.S. Timberlands Company, L.P.

 Directors Whose Terms Expire in 2001 (Class II Directors)

  Joseph H. Fisher, age 55, has served on the Board of Directors of the Company since January 1992. Mr. Fisher served as the Managing Partner of the Hartford, Connecticut office of KPMG Peat Marwick LLP from 1983 to 1991. Mr. Fisher currently serves as a member of the Boards of Directors of ConnectiCare, Inc., a managed care organization, Curtis Corporation, a privately held packaging company, and the Connecticut Housing Finance Authority.

  Stephen P. Reynolds, age 47, has served on the Board of Directors of the Company since April 1998. Mr. Reynolds has served in various capacities with General Atlantic Partners, LLC or its predecessors since April 1980 and currently serves as a special advisor. He also serves as a member of the Boards of Directors of Computer Learning Centers, Inc., Brigham Exploration Company, Inc., Solo Serve Corporation and MAPICS, Inc.

  For information relating to shares of Common Stock owned by each of the directors, see "Security Ownership of Certain Beneficial Owners and Management."

Board and Committee Meetings

  The Board of Directors of the Company met six times (including by telephone conference) during 1998. All directors other than Mr. Blankenship attended at least 75% of the meetings of the Board of Directors and of the committees on which they served.

  The Board of Directors has a Compensation Committee, which has the authority and responsibility to establish the compensation of, and compensation policies applicable to, the Company's executive officers and administers certain of the Company's stock benefit plans. The Compensation Committee held one meeting during 1998. The current members of the Compensation Committee are Messrs. Reynolds and Schofield.

  The Board of Directors has an Audit Committee, which reviews and evaluates audit procedures and the results and scope of the audit and other services provided by the Company's independent public accountants. The Audit Committee held four meetings during 1998. The current members of the Audit Committee are Messrs. Clark and Fisher.

  The Company has no nominating committee of the Board of Directors.

Director Compensation

  All of the directors are reimbursed for expenses incurred in connection with their attendance at Board and committee meetings. Each non-employee director is paid $500 for attendance at each meeting of the Board (other than telephonic meetings). Employee directors are not entitled to compensation in their capacities as directors.

 1996 Director Stock Option Plan

  The 1996 Director Stock Option Plan (the "Director Plan") was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996. Under the terms of the Director Plan, directors of the Company who are not employees of the Company or any subsidiary of the Company are eligible to receive nonstatutory options to purchase shares of Common Stock. A total of 150,000 shares of Common Stock may be issued upon exercise of options granted under the Director Plan.

  Each eligible director shall receive options to purchase 5,000 shares of Common Stock upon his or her initial election to the Board of Directors. In addition, annual options to purchase 5,000 shares of Common Stock shall also be granted to each eligible director on the date of each annual meeting of stockholders, provided that such director shall continue to serve as a director immediately after such annual meeting. All options granted under the Director Plan shall vest on the first anniversary of the date of grant and the exercise price of options granted under the Director Plan shall equal the closing price of the Common Stock on the date of grant on the Nasdaq National Market (or such other nationally recognized exchange or trading system if the Common Stock is no longer traded on the Nasdaq National Market).

  In the event an optionee ceases to serve as a director, each option may be exercised by the optionee for the portion then exercisable at any time within 60 days after the optionee ceases to serve as a director; provided, however, that in the event that the optionee ceases to serve as a director due to his death or disability, then the optionee, or his or her administrator, executor or heirs may exercise the exercisable portion of the option for up to 180 days following the date the optionee ceased to serve as a director. No option is exercisable after the expiration of ten years from the date of grant.

  Options to purchase 5,000 shares of Common Stock at an exercise price of $22.75 per share were granted under the Director Plan to each of Messrs. Blankenship, Clark, Fisher, Schofield, Reynolds and Wyman on April 30, 1998, the date of the Company's 1998 Annual Meeting of Stockholders.

Compensation of Executive Officers

 Summary Compensation

  The following table sets forth certain information with respect to the annual and long-term compensation of each of the Named Executive Officers for the three years ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE

                                                                            Long-Term
                                                                           Compensation
                                                                      ----------------------
                                          Annual Compensation                 Awards
                                  ----------------------------------- ----------------------
                                                       Other Annual         Securities            All Other
Name and Principal Position  Year Salary($) Bonus($) Compensation ($) Underlying Options (#) Compensation ($)(1)
---------------------------  ---- --------- -------- ---------------- ---------------------- -------------------
William C. Stone........     1998 $250,000       --          --              450,000               $1,000
 President, Chief            1997  250,000  $150,000         --                  --                 1,000
 Executive Officer and       1996  225,028       --          --                  --                 1,000
 Chairman of the Board
Marc W. Zimmerman.......     1998  407,482       --          --                  --                 1,000
 Senior Vice President,      1997  281,736       --          --               25,000                1,000
 Mergers and Alliances       1996  180,000       --      $38,500(2)            9,000                  --
Steven M. Helmbrecht....     1998  239,703       --          --               50,000                1,000
 Senior Vice President,      1997  252,262       --          --               50,000                1,000
 International               1996  175,934       --          --                7,000                1,000
Michael Morini(3).......     1998  200,000       --          --                  --                 1,000
 Senior Vice President,
 Asset Management
David A. Varsano........     1998  192,500       --          --                  --                 1,000
 Senior Vice President       1997  172,500    50,000         --               22,000                1,000
 and Chief Technology        1996  155,000       --          --                  --                   --
 Officer

--------
(1) Represents the Company's contribution to the indicated person under its 401(k) savings plan.

(2) Represents a reimbursable moving expense paid by the Company.

(3) Mr. Morini became an executive officer of the Company in April 1998.

 Option Grants

  The following table sets forth certain information concerning grants of stock options made during 1998 to each of the Named Executive Officers. The Company granted no stock appreciation rights during 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                   Potential  Realizable
                                                                                     Value at Assumed
                                                                                   Annual Rates of Stock
                                                                                  Price Appreciation for
                                            Individual Grants                        Option Term($)(1)
                         -------------------------------------------------------- -----------------------
                                              Percent of
                             Number of      Total Options
                             Securities       Granted to    Exercise
                         Underlying Options  Employees in   Price Per  Expiration
          Name              Granted (#)     Fiscal Year(%) Share($)(2)    Date        5%         10%
          ----           ------------------ -------------- ----------- ---------- ---------- ------------
William C. Stone........      150,000(3)          15%        $14.575     2/24/03  $  604,021 $  1,334,727
                              150,000(4)          15          14.575     2/24/03     604,021    1,334,727
                              150,000(5)          15          14.575     2/24/03     604,021    1,334,727
Marc W. Zimmerman.......          --             --              --          --          --           --
Steven M. Helmbrecht....       50,000(6)           5           12.00    11/11/08     377,337      956,245
Michael Morini..........          --             --              --          --          --           --
David A. Varsano........          --             --              --          --          --           --

--------
(1) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compound rates of appreciation (5% and 10%) of the market value of the Common Stock on the date of option grant over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and the future performance of the Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the option holder.

(2) All options were granted at fair market value as determined by the Board of Directors of the Company on the date of the grant.

(3) The terms of this option provide that the option shall vest and become fully exercisable on the first date on which the average closing price of the Common Stock of the Nasdaq National Market for the twenty trading days immediately preceding such date is equal to or greater than $20.00. During 1998, this option vested and is currently fully exercisable.

(4) The terms of this option provide that the option shall vest and become fully exercisable on the first date on which the average closing price of the Common Stock of the Nasdaq National Market for the twenty trading days immediately preceding such date is equal to or greater than $27.50.

(5) The terms of this option provide that the option shall vest and become fully exercisable on the first date on which the average closing price of the Common Stock of the Nasdaq National Market for the twenty trading days immediately preceding such date is equal to or greater than $35.00.

(6) The terms of this option provide that the option shall vest and become exercisable with respect to 12,500 shares on November 12, 1999 and with respect to approximately 1,041 additional shares each month thereafter for a period of three years.

 Fiscal Year-End Option Values

  The following table summarizes certain information regarding the number and value of unexercised stock options held as of December 31, 1998 by each of the Named Executive Officers. No stock options were exercised during 1998 by the Named Executive Officers and no stock appreciation rights were exercised during 1998 by the Named Executive Officers or were outstanding at year end.

                         FISCAL YEAR-END OPTION VALUES

                         Number of Securities Underlying    Value of Unexercised
                             Unexercised Options at         In-The-Money Options
                               Fiscal Year End (#)        at Fiscal Year End ($)(1)
Name                       (Exercisable/Unexercisable)   (Exercisable/Unexercisable)
----                     ------------------------------- ---------------------------
William C. Stone........         150,000/300,000                    $0/$0
Marc W. Zimmerman.......          40,040/24,960                235,549/90,326
Steven M. Helmbrecht....          28,250/78,750                125,878/122,748
Michael Morini..........          59,375/90,625                259,766/396,484
David A. Varsano........          73,000/27,000                528,750/186,750

--------
(1) Value based upon the last sales price per share ($12.375) of the Company's Common Stock on December 31, 1998, as reported on the Nasdaq National Market, less the exercise price.

 Employment Agreements

  The Company is a party to an employment agreement with Mr. Stone, the President, Chief Executive Officer and Chairman of the Board of Directors of the Company. The employment agreement provides for a three-year term ending on March 28, 1999, after which time it renews automatically for additional one-year periods until terminated by the Company or Mr. Stone. The agreement provides for an annual base salary of $250,000 as well as annual incentive compensation in an amount determined by the Board of Directors or the Compensation Committee in their respective sole discretion. The agreement also contains a non-competition covenant pursuant to which Mr. Stone is prohibited from competing with the Company during his employment by the Company and for one year (if the employment agreement is not renewed by the Company after expiration of its initial three-year term) or two years (if Mr. Stone's employment is terminated for cause by the Company or voluntarily by Mr. Stone) thereafter.

Certain Transactions

  The Company licenses its CAMRA and FILMS application software and certain other programs to General American Life Insurance Company, an indirect subsidiary of GAMHC ("GALIC"), Conning Asset Management Company, a wholly owned subsidiary of GALIC, and other GALIC subsidiaries (collectively, the "GALIC Group") pursuant to a Software License Agreement. The License Agreement provides for the payment of annual license and update fees for a period of four years beginning in January 1997. Such payments may increase during the term of the License Agreement due to the possibility of extraordinary licensing fees, sublicensing fees or licensing fees for other products and modules. The Company was paid license and update fees of approximately $159,750 in 1998 under the agreement. Under the License Agreement, the Company licensed to the GALIC Group rights to use the Company's source and object code for use in its asset management business and, in the case of Conning Asset Management Company, for outsourcing to customers in the insurance industry. As the GALIC Group is not restricted under the terms of the License Agreement from competing with the Company for business within the foregoing areas, there can be no assurance that the GALIC Group may not in the future compete with the Company in such areas.

  In connection with the Company's acquisition in 1997 of Shepro Braun Systems, Inc., the Company entered into a four-year employment agreement with Robert C. Shepro that provides for Mr. Shepro's service as a Senior Vice President of the Company at an annual base salary of $252,000, and a two-year employment agreement with Linda A. Shepro that provides for Ms. Shepro's service as a Director-level employee of the Company at an annual base salary of $190,000. Robert and Linda Shepro are each eligible to receive bonuses of up to $200,000 per year and, in January 1998, received options to purchase 250,000 and 75,000 shares of Common Stock, respectively, at an exercise price of $10.00 per share, the closing sale price of the Common Stock on the Nasdaq National Market on the date of grant.

  On March 20, 1998, the Company acquired substantially all of the assets of Quantra Corporation ("Quantra") pursuant to an Asset Purchase Agreement, dated as of March 20, 1998 (the "Purchase Agreement"), by and among the Company, Quantra and AEGON USA Realty Advisors, Inc., the controlling stockholder of Quantra. The assets acquired included Quantra's inventory, accounts receivable, assumed contracts, fixed assets, intellectual property and software. The purchase price for the assets consisted of 546,019 shares of the Company's Common Stock, $3,500,000 in cash and the assumption of certain liabilities of the business of Quantra, plus the cost of effecting the transaction. The terms of the Purchase Agreement were determined on the basis of arm's-length negotiations. Prior to the execution of the Purchase Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with either Quantra or AEGON. Pursuant to the terms of the Purchase Agreement, David L. Blankenship, the Chairman of the Board and President of AEGON USA Realty Advisors, Inc, was elected to the Board of Directors of the Company on April 30, 1998 as a Class III director.

Report of the Compensation Committee on Executive Compensation

 Overview and Philosophy

  The Compensation Committee of the Company's Board of Directors (the "Committee") is responsible for establishing the compensation of, and compensation policies with respect to, the Company's executive officers, including the Company's Chief Executive Officer, and administering certain of the Company's stock benefit plans. The Committee currently consists of Messrs. Reynolds and Schofield.

  The objectives of the Company's executive compensation program are to:

  . Attract and retain key executives critical to the long-term success of the Company;

  . Align the executive officers' interests with the interests of stockholders and the success of the Company; and

  .  Recognize and reward individual performance and responsibility.

 Compensation Program

  General. The Company's executive compensation program consists of base salary, short-term incentive compensation in the form of cash bonuses and long-term incentive compensation in the form of stock options. Executives also participate in benefit programs that are generally available to employees of the Company, including medical benefits, the Company's 1996 Employee Stock Purchase Plan and the Company's 401(k) Profit Sharing Plan and Trust.

  For 1998, management of the Company recommended the executive compensation packages, subject to approval and oversight by the Committee.

  Base Compensation. William C. Stone, the Company's Chief Executive Officer, is a party to a multi-year employment agreement with the Company that fixed his annual base salary for 1998. See "Compensation of Executive Officers-- Employment Agreements." Mr. Stone's employment agreement provides for an annual base salary of $250,000, subject to any increase as may be approved by the Board of Directors or the Committee and agreed to by Mr. Stone. The Committee is currently reassessing Mr. Stone's base salary and expects to increase his salary for 1999 in light of the highly competitive market for executives in the software industry, the comparable compensation received by other executives of the Company and the Committee's qualitative judgment of Mr. Stone's contributions to the Company and overall performance over the past several years.

  For 1998, compensation for other executive officers was set within the range of compensation for executives with comparable qualifications, experience and responsibilities at other companies in the same or similar businesses, based on the determination of management and approved by the Committee. Base compensation was also determined in light of a particular individual's contribution to the Company as a whole, including the ability to motivate others, develop the necessary skills to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success. The Committee is also reassessing compensation for the Company's executive officers in 1999 in light of the highly competitive market for executives in the software industry.

  Short-Term Incentive Compensation. For 1998, the Committee did not award any annual cash bonuses to the Company's executive officers, including the Chief Executive Officer. The Committee and senior management believed that bonuses were inappropriate given that the growth in the Company's stock price during 1998 fell short of the Company's comparative industry index. See "Comparative Stock Performance." The Committee may reassess the appropriateness of awarding cash bonuses to executive officers during 1999 based on stock price performance and individual achievements.

  Long-Term Incentive Compensation. Long-term incentives for executive officers and key employees are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock. Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount and frequency of such grants, the Company evaluates a variety of factors, including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. On February 25, 1998, Mr. Stone was granted options to purchase an aggregate of 450,000 shares of Common Stock at an exercise price of $14.575 per share. The vesting of the options is subject to the Company's stock price reaching specified levels. Options to purchase 150,000 options shall vest and become exercisable on the first date on which the average closing price of the Company's Common Stock on the Nasdaq National Market for the twenty trading days immediately preceding such date equals or exceeds $20.00, $27.50 and $35.00, respectively. During 1998, options to purchase 150,000 shares of Common Stock granted to Mr. Stone vested and became fully exercisable. During 1998, the Company granted options to purchase an aggregate of 120,000 shares of Common Stock to executive officers of the Company (other than Mr. Stone).

  Section 162(m). Section 162(m) of the Internal Revenue Code ("Section 162(m)") generally disallows a tax deduction to public companies for compensation in excess of $1 million dollars paid to its Chief Executive Officer or any of its four other most highly compensated executive officers. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements, such as stockholder approval of a compensation plan, are met. Although the Committee considered the limitations on the deductibility of executive compensation imposed by Section 162(m) in designing the Company's executive compensation programs, the Committee believes that it is unlikely that such limitation will affect the deductibility of the compensation to be paid to the Company's executive officers in the near term. Based in part on this judgment, the Committee determined not to recommend to the Company's Board of Directors that the Company's annual cash incentive awards be submitted to the Company's stockholders for their approval as a performance-based plan. The Committee will, however, continue to monitor the impact of Section 162(m) on the Company.

                                          Stephen P. Reynolds
                                          Jonathan M. Schofield
Comparative Stock Performance

  The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the period from May 31, 1996 through December 31, 1998 with the cumulative total return on (i) Standard and Poor's S&P 500 Composite Index and (ii) Nasdaq's Computer and Data Processing Index. The comparison assumes the investment of $100 on May 31, 1996 in the Company's Common Stock and in each of the indices and, in each case, assumes reinvestment of all dividends. Prior to May 30, 1996, the Company's Common Stock was not registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                            [GRAPH APPEARS HERE]

                                             5/31/96 12/31/96 12/31/97 12/31/98
                                             ------- -------- -------- --------
SS&C Technologies, Inc......................   100     32.28    55.70    62.66
S&P 500 Composite Index.....................   100    112.11   149.51   192.23
Nasdaq Computer and Data Processing Index...   100    102.18   125.52   224.10

       PROPOSAL 2--APPROVAL OF AMENDMENT OF CERTIFICATE OF INCORPORATION

  The Company's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") currently authorizes the issuance of 25,000,000 shares of Common Stock. In March 1999, the Board of Directors adopted resolutions, subject to stockholder approval, proposing that the Certificate of Incorporation be amended to increase the authorized number of shares of Common Stock to 50,000,000 shares. As of April 1, 1999, the Company had 15,620,801 shares of Common Stock outstanding, and an aggregate of 3,870,536 shares of Common Stock reserved for future issuance in connection with the Company's stock option, stock purchase and other stock-based benefit plans.

 Proposed Amendment to Certificate of Incorporation

  The Board of Directors has adopted resolutions setting forth the proposed amendment to the first paragraph of Article Fourth of the Certificate of Incorporation (the "Amendment"), the advisability of the Amendment, and a call for submission of the Amendment for approval by the Company's stockholders at the Meeting. The following is the text of the first paragraph of Article Fourth of the Certificate of Incorporation, as proposed to be amended:

  FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 51,000,000 shares, consisting of (i) 50,000,000 shares of Common Stock, $.01 par value per share ("Common Stock"), and (ii) 1,000,000 shares of Preferred Stock, $.01 par value per share ("Preferred Stock").

 Purpose and Effect of the Proposed Amendment

  The Board of Directors believes that it is in the Company's best interest to increase the number of authorized shares of Common Stock in order to give the Company additional flexibility to maintain a reasonable stock price with future stock splits and stock dividends. The current number of authorized shares of Common Stock that are not outstanding or reserved is not sufficient to enable the Company to complete a two-for-one stock split. Although there can be no guarantee that the Board will declare a stock split at any specific stock price or at all, the Board believes that the increase in the number of authorized shares will provide the Company with the flexibility necessary to maintain a reasonable stock price through future stock splits and stock dividends without the expense of a special stockholder meeting or having to wait until the next annual meeting.

  The Company has acquired a number of companies as part of its strategy to broaden its portfolio of financial software solutions, services and expertise to asset managers and other financial institutions worldwide. As part of its strategy, the Company may acquire additional companies for these and other business reasons. From time to time, the Company uses shares of Common Stock to pay for acquisitions. The Board believes that the proposed increase in the number of authorized shares of Common Stock is desirable to maintain the Company's flexibility in choosing how to pay for acquisitions. While the Company is in acquisition discussions from time to time with other companies and may consider issuing shares of Common Stock in the future for such acquisitions, the Company does not presently have any plans, agreements, understandings or arrangements that will or could result in the issuance of any shares.

  The Board also believes that the availability of additional shares of Common Stock will provide the Company with the flexibility to issue shares for a variety of other purposes that the Board of Directors may deem advisable without further action by the Company's stockholders, unless required by law, regulation or stock market rule. These purposes could include, among other things, the sale of stock to obtain additional capital funds, the purchase of property, the use of additional shares for various equity compensation and other employee benefit plans, and other bona fide corporate purposes. In some situations, the issuance of additional shares of Common Stock could have a dilutive effect on earnings per share and, for a person who does not purchase additional shares to maintain his or her pro rata interest, on a stockholder's percentage voting power in the Company. In addition, depending upon the nature and terms thereof, such issuances could enable the Board to render more difficult or discourage an attempt to obtain a controlling interest in the Company or the removal of the incumbent Board and may discourage unsolicited takeover attempts which might be desirable to stockholders. For example, the issuance of shares of Common Stock in a public or private sale, merger or similar transaction would increase the number of the Company's outstanding shares, thereby diluting the interest of a party seeking to take over the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares to the holders of Common Stock to discourage or defeat unsolicited stock accumulation programs and acquisition proposals. If this amendment is adopted, more Common Stock of the Company would be available for such purposes than is currently available.

  The Board of Directors is not proposing the Amendment in response to any effort to accumulate the Company's stock or to obtain control of the Company by means of a merger, tender offer or solicitation in opposition to management. In addition, the Amendment is not part of any plan by management to recommend a series of similar amendments to the Board of Directors and the stockholders. Finally, the Board does not currently contemplate recommending the adoption of any other amendments to the Certificate of Incorporation which could be construed to affect the ability of third parties to take over or change control of the Company.

  If this proposal is approved by the stockholders at the Meeting, upon the filing of the Amendment with the Secretary of State of the State of Delaware, the Company will have approximately 45,929,464 authorized but unreserved shares of Common Stock. The Amendment is not necessary to provide shares of Common Stock for the proposed amendment to the Company's 1996 Employee Stock Purchase Plan, as amended. See "Proposal 3--Approval of Amendment to 1996 Employee Stock Purchase Plan."

  Holders of Common Stock do not have preemptive rights to subscribe to additional securities that may be issued by the Company. This means that current stockholders do not have a prior right to purchase any new issue of Common Stock of the Company in order to maintain their proportionate ownership interest.

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                     PROPOSAL 3--APPROVAL OF AMENDMENT TO
                       1996 EMPLOYEE STOCK PURCHASE PLAN

  On March 24, 1999, the Board of Directors adopted resolutions, subject to stockholder approval, to approve an amendment (the "Purchase Plan Amendment") to the Company's 1996 Employee Stock Purchase Plan, as amended (the "Purchase Plan"), to increase the number of shares of Common Stock authorized for issuance under the Purchase Plan from 200,000 shares to 400,000 shares. The Board has adopted the Purchase Plan Amendment because the number of shares currently available under the Purchase Plan is insufficient to satisfy the expected 1999 share requirements thereunder.

  As of April 1, 1999, and subject to stockholder approval of the Purchase Plan Amendment, 278,889 shares of Common Stock were available for issuance under the Purchase Plan.

Summary of the Purchase Plan

  The Purchase Plan, which was adopted by the Board of Directors and approved by the stockholders of the Company in April 1996, qualifies as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended. All employees of the Company, including directors of the Company who are employees, and all the employees of any participating subsidiaries whose customary employment is more than 20 hours per week and for more than five months in any calendar year are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of April 1, 1999, 563 of the Company's employees were eligible to participate in the Purchase Plan.

  On the first day of a designated payroll deduction period (the "Offering Period"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of Common Stock as follows: the employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which is more than 15% of the employee's base pay for the Offering Period divided by 85% of the market value of a share of Common Stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretion, choose an Offering Period of 12 months or less for each offering and choose a different Offering Period for each offering.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time, or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

  Because participation in the Purchase Plan is voluntary, the Company cannot now determine the number of shares of Common Stock to be purchased by any particular current executive officer, by all current executive officers as a group or by all non-executive employees as a group. From the initial adoption of the Purchase Plan through April 1, 1999: an aggregate of 991 shares of Common Stock had been purchased thereunder by Marc W. Zimmerman; no shares of Common Stock had been purchased thereunder by Steven M. Helmbrecht; an aggregate of 1,920 shares of Common Stock had been purchased thereunder by Michael Morini; an aggregate of 1,503 shares of Common Stock had been purchased thereunder by David A. Varsano; an aggregate of 4,414 shares of Common Stock had been purchased thereunder by all current executive officers of the Company as a group; no shares of Common Stock had been purchased thereunder by any current director or nominee for director of the Company; no shares of Common Stock had been purchased thereunder by any associate of any director, executive officer or nominee for director of the Company; and an aggregate of 158,885 shares of Common Stock had been purchased thereunder by all employees of the Company, other than executive officers, as a group.

Federal Income Tax Consequences

  The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the Purchase Plan and with respect to the sale of Common Stock acquired under the Purchase Plan.

  Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the Purchase Plan or upon purchasing shares of Common Stock at the end of an Offering. Instead, if a participant sells Common Stock acquired under the Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

  If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the Offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of:

  (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and

  (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock.

  Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

  If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

  Tax Consequences to the Company. The offering of Common Stock under the Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m).

  THE BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THE PURCHASE PLAN AMENDMENT IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.

                PROPOSAL 4--RATIFICATION OF THE APPOINTMENT OF
                        INDEPENDENT PUBLIC ACCOUNTANTS

  The Board of Directors has selected PricewaterhouseCoopers LLP as independent public accountants of the Company for the year ending December 31, 1999, subject to ratification by stockholders at the Meeting. If the stockholders do not ratify the selection of PricewaterhouseCoopers LLP, the Board of Directors will reconsider the matter. A representative of PricewaterhouseCoopers LLP, which served as the Company's independent public accountants for the year ended December 31, 1998, is expected to be present at the Meeting to respond to appropriate questions and to make a statement if he or she so desires.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

  Any proposal that a stockholder of the Company wishes to be considered for inclusion in the Company's proxy statement and proxy for the 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") must be submitted to the Secretary of the Company at its offices, 80 Lamberton Road, Windsor, Connecticut 06095, no later than December 17, 1999.

  If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting, but does not wish to have the proposal considered for inclusion in the Company's proxy statement and proxy, such stockholder must also give written notice to the Secretary of the Company at the address noted above. The Secretary must receive such notice not less than 60 days nor more than 90 days prior to the 2000 Annual Meeting; provided that, in the event that less than 70 days' notice or prior public disclosure of the date of the 2000 Annual Meeting is given or made, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever occurs first. If a stockholder fails to provide timely notice of a proposal to be presented at the 2000 Annual Meeting, the proxies designated by the Board of Directors of the Company will have discretionary authority to vote on any such proposal.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Except as described below, and based solely on its review of copies of reports filed by the Reporting Persons furnished to the Company, the Company believes that during 1998 the Reporting Persons complied with all Section 16(a) filing requirements.

  Jonathan M. Schofield, a member of the Board of Directors of the Company, reported the exercise of a stock option covering 5,000 shares of Common Stock which occurred on April 27, 1998 on a Form 4 filed on May 13, 1998.

                                 OTHER MATTERS

  The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

  The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

  THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS.

                                          By Order of the Board of Directors,

                                          [SIGNATURE OF WILLIAM C. STONE
                                          APPEARS HERE]
                                          William C. Stone, Secretary

April 15, 1999

                                                                     APPENDIX A


                             SS&C TECHNOLOGIES, INC.

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             To be held May 11, 1999

                      THIS PROXY IS SOLICITED ON BEHALF OF
                      THE BOARD OF DIRECTORS OF THE COMPANY
                   AND SHOULD BE RETURNED AS SOON AS POSSIBLE

     The undersigned, having received notice of the Annual Meeting of Stockholders and the Board of Directors' proxy statement therefor, and revoking all prior proxies, hereby appoint(s) William C. Stone, Anthony R. Guarascio and James R. Burke, and each of them, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of SS&C TECHNOLOGIES, INC. (the "Company") to be held on
Tuesday, May 11, 1999 at 9:00 a.m. at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, and any adjournments thereof, and there to vote and act upon the following matters proposed by the Company in respect of all shares of stock of the Company which the undersigned may be entitled to vote or act upon, with all the powers the undersigned would possess if personally present. None of the following proposals is conditioned upon the approval of any other proposal.

     In their discretion, the proxy holders are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof. The shares represented by this proxy will be voted as directed by the undersigned. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY ELECTION TO OFFICE OR PROPOSAL, THIS PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. Attendance of the undersigned at the meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing.

[x] Please mark your votes as in this example using dark ink only.

1. To elect the following nominees for Class III Director to serve for the ensuing three years (except as marked below):

Nominees: David L. Blankenship        David W. Clark, Jr.       William C. Stone

                   [_]     FOR                      [_]     WITHHELD
                       all nominees
                  (except as marked below)

     (Instruction: To withhold a vote for an individual nominee or nominees, write the name(s) of such nominee(s) in the space provided below. Your shares will be voted for the remaining nominee(s).)

2. To approve an amendment to the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 25,000,000 to 50,000,000 shares.

        [_] FOR                  [_] AGAINST             [_] ABSTAIN

3. To approve an amendment to the Company's 1996 Employee Stock Purchase Plan to increase the number of shares of Common Stock authorized for issuance thereunder from 200,000 to 400,000 shares.

        [_] FOR                  [_] AGAINST             [_] ABSTAIN

4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent public accountants for the current year.

        [_] FOR                  [_] AGAINST             [_] ABSTAIN

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO OTHER INDICATION IS MADE, THE PROXIES SHALL VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND "FOR" EACH OF PROPOSALS 2, 3 AND 4.

     WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE.

     A VOTE "FOR" EACH OF THE DIRECTOR NOMINEES AND A VOTE "FOR" EACH OF PROPOSALS 2, 3 AND 4 ARE RECOMMENDED BY THE BOARD OF DIRECTORS.

     IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY ADJOURNMENT THEREOF.

MARK HERE                                   MARK HERE IF YOU PLAN TO
FOR ADDRESS                [_]              ATTEND THE MEETING              [_]
CHANGE AND
NOTE AT LEFT

                                        Dated: ______________________, 1999



                                        -----------------------------------
                                                     Signature



                                        -----------------------------------
                                             Signature if held jointly


                                        NOTE: PLEASE SIGN EXACTLY AS NAME
                                        APPEARS HEREON. WHEN SHARES ARE HELD BY
                                        JOINT OWNERS, BOTH SHOULD SIGN. WHEN
                                        SIGNING AS ATTORNEY, EXECUTOR,
                                        ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                        PLEASE GIVE FULL TITLE AS SUCH. IF A
                                        CORPORATION, PLEASE SIGN IN FULL
                                        CORPORATE NAME BY AUTHORIZED OFFICER,
                                        GIVING FULL TITLE. IF A PARTNERSHIP,
                                        PLEASE SIGN IN PARTNERSHIP NAME BY
                                        AUTHORIZED PERSON, GIVING FULL TITLE.